UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2017

CHEROKEE INC.

(Exact name of registrant as specified in its charter)

Delaware	1-18640	95-4182437
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5990 Sepulveda Boulevard

Sherman Oaks, California 91411

(Address of principal executive offices) (Zip Code)

(818) 908-9868

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01  Other Information.

Extension of Forbearance.    As previously disclosed, on June 27, 2017, Cherokee, Inc. (the “Company”) obtained a forbearance from Cerberus Business Finance, LLC (“Cerberus”) regarding the Company’s failure to comply with certain covenants set forth in the Company’s senior secured credit facility with Cerberus (the “Cerberus Credit Facility”). Pursuant to the forbearance, Cerberus agreed that it would not exercise its rights or remedies under the Cerberus Credit Facility solely with respect to these events of default through July 7, 2017, which was subsequently extended through July 14, 2017. On July 13, 2017, the Company obtained a further extension of the forbearance through July 28, 2017.  The Company has now obtained a further extension of the forbearance through August  4, 2017. The Company currently expects that it will obtain a waiver of the events of default and an amendment of certain terms of the Cerberus Credit Facility during the forbearance period. However, there can be no assurance that such a waiver and amendment will be obtained, or that if it is obtained, that such waiver and amendment will be obtained during the forbearance period, or on terms favorable to the Company. Any failure to obtain such a waiver or amendment within the forbearance period would subject the Company to significant risks, including Cerberus’s right to terminate its obligations under the Cerberus Credit Facility, declare all or any portion of the borrowed amounts then outstanding to be accelerated and due and payable, and/or exercise any other rights or remedies it may have under applicable law, including foreclosing on the Company’s and/or its subsidiaries assets that serve as collateral for the borrowed amounts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cherokee Inc.

Date: July 28, 2017	By:	/s/ Jason Boling
Jason Boling
Chief Financial Officer